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                                                                  EXHIBIT 10.23

                              EMPLOYMENT AGREEMENT

                                ROBERT M. KEANE

                                       &

                       DOWLING'S FLEET SERVICE CO., INC.

Agreement (this "Agreement") dated as of this 1st day of March, 1996 is entered into by and between DOWLING'S FLEET SERVICE CO., INC. (the "Company") and ROBERT M. KEANE ("Mr. Keane"). The parties entered into an employment agreement dated as of August 1, 1994, but now wish to amend that agreement in its entirety. Accordingly the parties agree as follows:


1.     THE TERM:           Commencement Date:     March 1, 1996

                           Expiration Date:       February 28, 2001 unless
                                                  sooner terminated as provided
                                                  below.

2.     RESPONSIBILITIES
       AND SALARY:         During the Term, Mr. Keane shall be elected
                           President and Chief Executive Officer of the Company and shall devote his best efforts on a full time basis to carrying out the responsibilities of those positions.

                           Commencing as of January 1, 1996 and continuing during the Term, the Company shall pay to Mr. Keane a base salary of not less than one hundred twenty-seven thousand five hundred dollars ($127,500) per year.

                           From and after March 1, 1997 for the balance of the Term, Mr. Keane's salary shall be subject to an annual review on March 1 of each fiscal year for merit or other increases in the sole discretion of the Board of Directors of the Company.

3.     BENEFITS:           Mr. Keane shall be entitled to the same benefits as
                           are made available to the Company's other senior executives and on the same terms and conditions as such executives.

                           Mr. Keane shall, in addition, have exclusive use of an automobile of Mr. Keane's choosing equivalent to a Lincoln Town Car. The Company shall reimburse to Mr. Keane or itself pay, as the case may be, all costs required to maintain and operate such automobile (except gasoline for private use) and the costs of collision, fire, theft and liability insurance in reasonable amounts and with reasonable deductibles. All of the benefits in this Paragraph 3 are hereinafter referred to as the "Benefits."

4.     INCENTIVE BONUS:    Mr. Keane shall be paid the annual incentive bonus
                           that is described in Exhibit A hereto (the
                           "Incentive Bonus").

5.     BUSINESS
       EXPENSES:           Mr. Keane shall be reimbursed in accordance with
                           Company policy from time to time in effect for all reasonable business expenses incurred by him in the performance of his duties, including travel from his residence to the Company's various facilities.





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6.     ONE-TIME PAYMENT
       & PROMISSORY NOTE:  Upon the execution of this Agreement by Mr, Keane, and in consideration thereof, the Company's parent, Oakhurst Company, Inc., shall pay to Mr. Keane the sum of fifty-four thousand two hundred seventy-five dollars ($54,275) and shall deliver to Mr. Keane the executed original of the form of promissory note attached hereto as Exhibit B.

7.     INDEMNIFICATION:    Mr. Keane shall be indemnified by the Company with
                           respect to claims made against him as a director, officer and/or employee of the Company and as a director, officer and/or employee of any affiliate of the Company to the fullest extent permitted by the Company's charter, by-laws and the laws of the State of New York.

8.     TERMINATION BY
       THE COMPANY:        Mr. Keane's employment may be terminated by the
                           Company only pursuant to the following provisions:

       (a)    FOR CAUSE    For Cause, by written notice to Mr. Keane, in which
                           event the Company shall pay him his salary through the date of termination to the extent not theretofore paid, provided that --

                           (1)     if the nature of such Cause involves
                                   dishonesty, fraud or serious moral
                                   turpitude, such termination shall be
                                   effective upon the giving of such notice, but

                           (2) if the nature of such Cause does not involve dishonesty, fraud or serious moral turpitude, such termination shall be effective upon the expiration of thirty (30) days after the giving of such notice unless within such thirty-day period, Mr. Keane has cured the basis of such Cause, or if a cure is not possible within a thirty-day period, if he has diligently and in good faith commenced and thereafter diligently pursues a cure.

       (b)    WITHOUT
              CAUSE Without Cause, by written notice to Mr. Keane, in which event the Company shall pay him his salary (in a lump sum) for the balance of the term of this Agreement (to the extent not theretofore paid to him), but in any event not less than six (6) months' salary, and shall pay him the Incentive Bonus as and to the extent provided for in Exhibit A.

       (c)    DEFINITION OF
              "CAUSE" "Cause" for purposes of termination by the Company shall be defined as any act or acts by Mr. Keane of dishonesty or fraud or that constitute serious moral turpitude; or misconduct of a material nature or a material breach in connection with the performance by him of his responsibilities hereunder.

       (d)    DEATH OR
              PERMANENT
              DISABILITY   Upon the death or permanent disability of Mr. Keane,
                           in which event the Company shall continue to pay him his salary for a period of six (6) months after his death or permanent disability, and shall pay him the Incentive Bonus as and to the extent provided for in Exhibit A.





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9.     TERMINATION BY
       MR. KEANE:          Mr. Keane may terminate his employment under this
                           Agreement only pursuant to the following provisions:

       (a)    FOR CAUSE    For Cause, upon the expiration of thirty (30) days
                           after giving the Company notice of a breach by it of this Agreement unless within such thirty-day period, the Company has cured the basis of such Cause, or if a cure is not possible within a thirty-day period, if it has diligently and in good faith commenced and thereafter diligently pursues a cure. In the event of a termination by Mr. Keane for Cause, he may pursue any and all remedies against the Company available to him under applicable law.

       (b)    WITHOUT
              CAUSE Without Cause, one hundred eighty (180) days after giving written notice of his resignation to the Company, in which event the Company may deem such notice as a resignation by him, effective upon the giving of such notice, of all of the directorships and offices then held by him in the Company and its affiliates, but the Company shall nevertheless continue to pay to him his salary during such one-hundred-eighty-day period.

       (c)    DEFINITION OF
              "CAUSE" "Cause" for purposes of termination by Mr. Keane shall consist of any material breach by the Company in the performance of any of its obligations set forth in this Agreement or a material breach of any statutory obligation to Mr. Keane.

10.    NOTICES:            Notices that are required or permitted hereunder
                           shall be given by hand delivery, by delivery to a courier service providing next-business-day delivery and proof of delivery or, in the case of the Company, by facsimile transmission, as follows:

                           If to the Company:     c/o Oakhurst Capital, Inc.
                                                  1001 Santerre Drive
                                                  Grand Prairie, Texas 75050
                                                  Attention:  Chief Executive
                                                                Officer
                                                  Facsimile No.: (214) 660-4465

                           With a copy to:        Roger M. Barzun, General
                                                  Counsel
                                                  60 Hubbard Street
                                                  P.O. Box 767
                                                  Concord, Massachusetts 01742

                           If to Mr. Keane at:    Robert M. Keane
                                                  81 Cricket Lane
                                                  Trumbull, Connecticut 06611

                     or, to such other address of a party as to which that party shall notify the other parties in the manner provided herein.

11.    PRORATION:    To the extent that proration is not otherwise provided for in this Agreement, all amounts payable to Mr. Keane under this Agreement shall be deemed earned on a daily basis and shall be pro rated based on a 365-day year.





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12.    ENTIRE
       AGREEMENT ETC.:     This Agreement together with Exhibit A and Exhibit B
                           contains the entire understanding of the parties;
                           shall not be amended except by written agreement of the parties signed by each of them; shall be binding upon and inure to the benefit of the parties and their successors, personal representatives and assigns; and, as noted above, supersedes and replaces in its entirety the employment agreement between the Company and Mr. Keane dated August 1,
                           1994.

                           No representation, affirmation of fact, course of prior dealings, promise or condition in connection herewith or usage of the trade not incorporated herein shall be binding on the parties.

                           No waiver of any term or condition contained herein shall be binding upon the parties unless made in writing and signed by the party to be bound thereby.

                           The words "herein", "hereof", "hereunder", "hereby", "herewith" and words of similar import when used in this Agreement shall be construed to refer to this Agreement as a whole. The word "including" shall mean including, but not limited to any enumerated items.

                           The failure to insist upon strict compliance with any term, covenant or condition contained herein shall not be deemed a waiver of such term, nor shall any waiver or relinquishment of any right at any one or more times be deemed a waiver or relinquishment of such right at any other time or times.

                           The captions of the paragraphs herein are for convenience only and shall not be used to construe or interpret this Agreement.


In Witness Whereof, the parties have executed and delivered this Agreement as of the date first set forth above.



DOWLING'S FLEET SERVICE CO., INC.




By:   /s/ Maarten D. Hemsley                           /s/ Robert M. Keane
    -------------------------------------     ----------------------------------
       Maarten D. Hemsley                                Robert M. Keane
       Chairman of the Board of Directors






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                                                                       EXHIBIT A

                    EMPLOYMENT AGREEMENT OF ROBERT M. KEANE

                              THE INCENTIVE BONUS

1. INCENTIVE BONUS: For each fiscal year during the Term commencing with the fiscal year ending February 28, 1997, the Company shall pay to Mr. Keane the Incentive Bonus, consisting of two portions, as follows:
       Twenty thousand dollars ($20,000) (the "Fixed Portion") plus four percent (4%) of the Operating Profits of the Company (as hereinafter defined) that exceed the budgeted Operating Profits of the Company for a given fiscal year (the "Variable Portion").

2.     INCENTIVE BONUS PRORATION:

       (a) In the event that this Agreement expires, or Mr. Keane's employment is terminated by the Company for other than Cause prior to the end of a fiscal year, the Company shall pay to him the Fixed Portion pro rated for the number of days in the fiscal year then elapsed and shall pay him any Variable Portion earned for the period from the beginning of the fiscal year in which such expiration or termination occurred through the last day of the fiscal month in which such expiration or termination becomes effective (the "Short Fiscal Year"), based on the Operating Profits through such fiscal month end and the budgeted Operating Profits for such period.

       (b) If Mr. Keane shall resign from the Company's employ, no bonus of any kind shall be payable to him with respect to the fiscal year in which he gave or was obliged to give his notice of termination as provided herein, or for any subsequent fiscal year.

3. PAYMENT OF THE INCENTIVE BONUS. The Company shall pay the Incentive Bonus to Mr. Keane within ninety (90) days after the end of each fiscal year, except that the Incentive Bonus computed according to Paragraph 2.(a), above, shall be paid within sixty (60) days of the end of the Short Fiscal Year.

4.     DEFINITIONS.

       (a) For purposes of this Agreement, "fiscal year" and "fiscal month" shall refer to the fiscal year and month of the Company being used on the date hereof. In the event that the fiscal year or month of the Company is changed for any reason, an equitable adjustment shall be made so that no portion of the Incentive Bonus that would otherwise have been payable hereunder shall by reason of such change become not payable.

       (b) For purposes of this Agreement, "Operating Profits" shall be defined as the net income of the Company for a given period determined in accordance with generally accepted accounting principles, consistently applied, before payment or provision for federal or state income or franchise taxes, and excluding (a) any amortization of goodwill or other intangibles; (b) any interest charges related to the purchase of the Company's stock by Oakhurst Company, Inc.; and (c) charges or allocations by the Company's parent or an affiliated company except to the extent that such charges are for items of expense that, had they not been paid by the Company's parent or a related entity, would have been paid by the Company (e.g. insurance premiums and interest on working capital borrowings). For purposes of the foregoing, inventory shall be valued on a FIFO basis.

                                END OF EXHIBIT A





                                                           Exhibit A Page 1 of 1
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                                                                       EXHIBIT B

                    EMPLOYMENT AGREEMENT OF ROBERT M. KEANE


                        FORM OF OAKHURST PROMISSORY NOTE


$220,000                                                           MARCH 1, 1996


FOR VALUE RECEIVED Oakhurst Company, Inc. ("Oakhurst") agrees to pay to Robert
M. Keane or order, (the "Holder") the principal sum of Two Hundred Twenty Thousand Dollars ($220,000) in twenty (20) quarterly installments of eleven thousand dollars ($11,000) each on or before the first business day of June, September, December and March in each year commencing June 1, 1996.

INTEREST. Oakhurst shall pay interest from the date hereof quarterly in arrears on the unpaid principal balance of this Note from time to time outstanding at an annual rate of six percent (6%), not compounded.

DEFAULT INTEREST. Any payment of principal or interest not made when due shall, if not paid before the expiration of any cure periods therefor, bear interest at the annual interest rate then in effect plus two percentage points.

VOLUNTARY PRE-PAYMENTS. This Note may be prepaid in whole or in part at any time or from time to time without penalty or premium provided that all prepayments shall be applied first to any accrued interest and then to any outstanding principal balance hereof.

MANDATORY PREPAYMENT. All of the outstanding balance of this Note shall become due and payable in full on the date that Oakhurst sells either (i) substantially all of the business or assets of, or (ii) more than fifty percent (50%) of the voting stock of Dowling's Fleet Service Co., Inc. to anyone other than an affiliate of Oakhurst.

DEFAULT. At the option of the Holder, this Note shall become immediately due and payable in full without notice or demand upon the occurrence of any one or more of the following events:

       (a) The failure to make any payment of any principal or interest due hereunder within ten (10) business days after notice of such failure has been given to Oakhurst; or

       (b) The admission by Oakhurst of its inability to pay its debts as they become due; the insolvency or the appointment of a receiver with respect to Oakhurst or its property; any assignment of the property of Oakhurst for the benefit of creditors; or the commencement of any proceedings under any bankruptcy or insolvency laws by or against Oakhurst unless such proceeding is dismissed within ninety (90) days of the filing thereof.

WAIVER OF PRESENTMENT ETC. Oakhurst hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default (except as otherwise expressly provided herein), or enforcement of this Note. Oakhurst agrees that any delay or omission on the part of the Holder in exercising any right hereunder shall not operate as a waiver of such right, or of any other right hereunder; and a waiver of any right on one occasion shall not be construed as a bar or a waiver of any such right on any future occasion.





                                                           Exhibit B Page 1 of 2
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NOTICES.  All notices required or permitted hereunder shall be in writing and shall be deemed given by a party either (a) when hand delivered to a party; or
(b) when deposited with a delivery service with instructions to provide next-business-day delivery and proof of delivery, if to Oakhurst at its corporate offices and if to the Holder at 81 Cricket Lane, Trumbull, Connecticut 06611 or to such other address of Oakhurst or the Holder as to which it or he shall notify the other.




OAKHURST COMPANY, INC.




By:    /s/ Mark Auerbach             Attest:  /s/ Roger M. Barzun
    ------------------------------            ----------------------------------
Mark Auerbach                                 Roger M. Barzun
Chairman & Chief Executive Officer            Secretary


                                END OF EXHIBIT B





                                                           Exhibit B Page 2 of 2